SCHEDULE 14A
                                (Rule 14(a)-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement      [ ] Confidential, for use of the Commission
[X] Definitive proxy statement           only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12

                        Microchip Technology Incorporated
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)

      --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         _______________________________________________________________________

    (2)  Aggregate number of securities to which transaction applies: __________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined: _____________

    (4)  Proposed maximum aggregate value of transaction: ______________________

    (5)  Total fee paid:  ______________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:  _______________

    (2)   Form, Schedule or Registration Statement No.:  ________________

    (3)   Filing Party:  ________________

    (4)   Date Filed: ___________

                                [MICROCHIP LOGO]

                        MICROCHIP TECHNOLOGY INCORPORATED

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 16, 2002

--------------------------------------------------------------------------------

TIME:                 9:00 A.M. Arizona Time

PLACE:                Microchip Auditorium
                      Offices of Microchip Technology Incorporated
                      2355 West Chandler Boulevard
                      Chandler, Arizona

ITEMS OF
BUSINESS:             (1)  To elect directors to serve until the next annual
                      meeting of stockholders and until their successors are elected and qualified.

                      (2) To approve an amendment to our Certificate of Incorporation to increase our shares of authorized common stock from 300 million shares to 450 million shares.

                      (3) To approve an amendment to our Employee Stock Purchase Plan to increase by 500,000 shares the number of shares of common stock reserved for issuance under the Purchase Plan.

                      (4) To approve an amendment to our 1993 Stock Option Plan to increase (x) from 5,000 to 6,000 the number of shares of common stock for which options are automatically granted annually to non-employee directors, and (y) from 10,000 to 12,000 the number of shares of common stock for which options are granted following a non-employee director's initial appointment or election to the board.

                      (5) To approve an amendment to our 1993 Stock Option Plan to provide for a special one-time option grant to non-employee directors to acquire 3,000 shares of common stock.

                      (6) To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending March 31, 2003.

                      (7) To transact such other business as may properly come before the Meeting or any adjournment thereof.

RECORD DATE:          Holders of Microchip common stock of record at the close
                      of business on June 19, 2002 are entitled to vote at the Meeting.

ANNUAL REPORT:        Microchip's 2002 annual report, which is not a part of the proxy soliciting material, is enclosed.

PROXY: It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you. Stockholders who hold their shares in "street name" may also have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the Meeting by following the instructions in the accompanying proxy statement.

                                                     /s/ Mary K. Simmons

                                                     Mary K. Simmons
                                                     Secretary

Chandler, Arizona
July 12, 2002

                                [MICROCHIP LOGO]

                        MICROCHIP TECHNOLOGY INCORPORATED
                          2355 WEST CHANDLER BOULEVARD
                          CHANDLER, ARIZONA 85224-6199

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

     You are cordially invited to attend our Annual Meeting on Friday, August 16, 2002, beginning at 9:00 a.m., Arizona time. The Annual Meeting will be held in the Microchip Auditorium, located at our facility at 2355 West Chandler Boulevard, Chandler, Arizona 85224.

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Microchip Technology Incorporated of proxies to be voted at Microchip's 2002 Annual Meeting of Stockholders and at any meeting following adjournment thereof.

     Our fiscal year begins on April 1 and ends on March 31. References in this proxy statement to the year 2002 or fiscal 2002 refer to the 12-month period from April 1, 2001 through March 31, 2002.

     On May 8, 2002, we effected a 3-for-2 split of our common stock. Unless otherwise noted, all shares, share prices and related figures in this proxy statement are restated to reflect the stock split.

     On June 24, 2002, the closing price of a share of our common stock as reported by the Nasdaq National Market was $27.90.

     We anticipate first mailing this proxy statement and accompanying form of proxy on July 12, 2002 to holders of Microchip's common stock on June 19, 2002, the Record Date for the Annual Meeting.

                          PROXIES AND VOTING PROCEDURES

     YOUR VOTE IS IMPORTANT. Because many stockholders cannot attend the Meeting in person, it is necessary that a large number be represented by proxy. Stockholders who hold their shares in "street name" may have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Under Delaware law, stockholders may submit proxies electronically. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

     You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote if these options are available to you) or by voting by ballot at the Meeting.

     The method by which you vote will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Meeting.

     All shares entitled to vote and represented by properly completed proxies received prior to the Meeting and not revoked will be voted at the Meeting in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS OUR BOARD OF DIRECTORS RECOMMENDS.

     If any other matters are properly presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Meeting.

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on the Record Date, June 19, 2002, are entitled to notice of and to vote at the Meeting. Each share is entitled to one vote on each matter properly brought before the Meeting. On the Record Date, there were 201,766,097 shares of our common stock issued and outstanding.

     In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at the Meeting on August 16, 2002, and for 10 days prior to the Meeting at 2355 West Chandler Boulevard, Chandler, Arizona, between the hours of 9:00 a.m. and 4:30 p.m., Arizona time.

REQUIRED VOTE

     QUORUM, ABSTENTIONS AND BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner (i.e., in "street name") does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, which apply to NYSE member brokers trading in non-NYSE stock, brokers have discretionary authority to vote shares on certain routine matters if customer instructions are not provided. The proposals to be considered at the Meeting may be treated as routine matters.

Consequently, if you do not return a proxy card, your broker may have discretion to vote your shares on the matters presented.

     ELECTION OF DIRECTORS

     A plurality of the votes duly cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of Directors.

     AMENDMENT TO CERTIFICATE OF INCORPORATION

     The affirmative vote of the holders of a majority of the shares of common stock outstanding on the Record Date is required to approve the proposed amendment to our Certificate of Incorporation. Abstentions and broker "non-votes" have the same effect as a vote against this proposal.

     OTHER MATTERS

     The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote is required to:

     *    adopt the amendment to our Employee Stock Purchase Plan

     *    adopt the amendments to our 1993 Stock Option Plan, and

     *    ratify the appointment of our independent auditors.

     Abstentions have the same effect as voting against these proposals. Broker "non-votes" ARE NOT counted for purposes of approving the amendment to our Employee Stock Purchase Plan, approving the amendments to our 1993 Stock Option Plan or ratifying the appointment of our independent auditors.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

     This proxy statement and our 2002 Annual Report are available on our Internet site at http://www.microchip.com. Our stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

     If you are a stockholder of record, you can choose this option and save Microchip the cost of producing and mailing these documents by marking the appropriate box on your proxy card. You can also choose between paper documents and electronic access by calling Microchip's Investor Relations Department at 480-792-7761.

     If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you contact Microchip's Investor Relations Department and instruct us otherwise. You do not have to elect Internet access each year.

     If you hold your Microchip stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

     Most stockholders who hold their Microchip stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail message next year containing the Internet address to use to access Microchip's proxy statement and annual report.

COST OF PROXY SOLICITATION

     Microchip will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the company by Directors, officers or employees of the company in person or by telephone, facsimile or other electronic means. We may also, at our expense, engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. If we do so, we believe that the expense will not exceed $50,000. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Microchip common stock.

                             THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 2002, our Board of Directors held seven meetings. Each Director attended at least 75% of his Board of Directors and Board committee meetings, except Wade Meyercord, who attended 69% of his Board of Directors and Board committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2002, our Board of Directors maintained two standing committees: the Audit Committee and the Compensation Committee. Matthew Chapman is the Chairman of our Audit Committee. For more information on our Audit Committee, please turn to the "REPORT OF THE AUDIT COMMITTEE" at page 5, below. Albert Hugo-Martinez is the Chairman of our Compensation Committee. For more information on our Compensation Committee, please turn to the "BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" at page 20, below. During fiscal 2002, the Audit Committee met nine times and the Compensation Committee met four times.

     The Board of Directors also maintains a Stock Option Committee. The Stock Option Committee administers our stock option plans and determines the timing, amount and vesting of stock options to be granted to the executive officers. Currently, the Compensation Committee also serves as the Stock Option Committee.

     The Board of Directors does not have a nominating committee or any committee that performs the functions of a nominating committee.

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                          REPORT OF THE AUDIT COMMITTEE

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     The Audit Committee focuses on three areas:

     * the adequacy of the company's internal controls and financial reporting process
     * review of the company's quarterly and annual financial statements, significant accounting and tax matters and the scope of the annual audit with the company's management and independent auditors, and
     * the independence and performance of the company's independent auditors.

     We meet with management periodically to consider the adequacy of the company's internal controls, the objectivity of its financial reporting and the company's critical accounting policies. We discuss these matters with the company's independent auditors and with appropriate company management, financial and legal personnel.

     We also meet periodically with the independent auditors, both with and without company management present.

     We also recommend to the Board of Directors the appointment of the independent auditors and review periodically their performance and independence from the company.

     The Directors who serve on the Audit Committee meet the independence and experience requirements of the National Association of Securities Dealers. What this means is that the Board of Directors has determined that no member of the Audit Committee has a relationship to Microchip that may interfere with such member's independence from Microchip and its management, and that all members have the required knowledge and experience to perform their duties as committee members.

     The Board of Directors has adopted a written charter setting out the purposes and responsibilities of the Audit Committee. The Board and the Audit Committee review and assess the adequacy of the charter on an annual basis. A copy of that charter is attached to this proxy statement as Appendix A.

     Management has primary responsibility for the preparation, presentation and integrity of Microchip's financial statements and the overall reporting process, including the company's system of internal controls; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

     Ernst & Young, Microchip's independent auditing firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows in conformity with generally accepted accounting principles, and discusses with us any issues they believe should be raised with us.

     The Audit Committee members are not professional accountants or auditors, and our functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules.

     The Audit Committee serves an oversight role at the board level, in which we provide guidance and counsel to management and the auditors on the basis of information we receive, discussions with management and the auditors and our experience in business, financial and accounting matters.

     In fiscal year 2002, we reviewed Microchip's audited annual financial statements included in its Annual Report on Form 10-K and filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with the company's quarterly reports on Form 10-Q. We also met with both management and Ernst & Young, the company's independent auditors for fiscal 2002, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     We have received from Ernst & Young the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items related to Ernst & Young's independence from Microchip. We also discussed with Ernst & Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board of Directors that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

By the Audit Committee of the Board of Directors(1):

Matthew W. Chapman (Chairman)      Wade F. Meyercord     Albert J. Hugo-Martinez

DIRECTOR COMPENSATION

     DIRECTOR FEES

     Non-employee Directors currently receive a $13,000 annual retainer (which will increase to $13,600 on July 1, 2002), paid in quarterly installments, and $1,600 (which will increase to $1,700 on July 1, 2002) for each meeting attended in person. Directors do not receive any compensation for telephonic meetings of the Board or for meetings of committees of the Board.

     STOCK OPTIONS

     Under the terms of our 1993 Stock Option Plan, each non-employee Director is automatically granted:

     * an option to purchase 10,000 shares of common stock upon his or her first election to the Board of Directors, and

--------
(1) The Report of the Audit Committee is not "soliciting" material and is not deemed "filed" with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language contained in such filings.

     * an additional option to purchase 5,000 shares of common stock immediately following the annual election of directors, granted as of the first business day of the month in which the annual stockholders' meeting is held.

     On August 17, 2001, Mr. Hugo-Martinez, Mr. Day, Mr. Chapman and Mr. Meyercord were each granted an option to acquire 5,000 shares of common stock at an exercise price of $37.05 per share(2). Each such option vests in a series of 12 equal and successive monthly installments starting one month after the grant date.

     As discussed at 14, below, under "PROPOSALS TO AMEND OUR 1993 STOCK OPTION PLAN," our stockholders are being asked to approve amendments to our 1993 Stock Option Plan to:

     * increase from 5,000 to 6,000 the number of shares of common stock for which options are automatically granted to non-employee directors following the annual election of directors, and

     * increase from 10,000 to 12,000 the number of shares of common stock for which options are automatically granted following a non-employee director's initial appointment or election to the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2002, Mr. Hugo-Martinez and Mr. Day, two of our independent Directors, served on the Compensation Committee. Neither Mr. Hugo-Martinez nor Mr. Day had any contractual or other relationship or transaction with the company during fiscal 2002 except as a Director, and neither has ever served as an officer or employee of the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and stockholders holding more than 10% of our common stock to file reports of holdings and transactions in Microchip stock with the Securities and Exchange Commission. Directors, executive officers and stockholders holding more than 10% of our common stock are required by regulations under the Securities Exchange Act of 1934 to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us during fiscal 2002, and written representations from our Directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our Directors, executive officers and stockholders holding more than 10% of our common stock with respect to fiscal 2002 were met.

----------
(2) Neither the number of shares nor the option exercise price set forth above have been adjusted to reflect the 3-for-2 split of our common stock effected on May 8, 2002. To the extent such options had not been exercised on May 8, 2002, the number of unexercised options and the exercise price were adjusted to reflect the stock split.

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                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

     A board of five Directors will be elected at the Meeting. The persons named in the proxy card will vote such proxy for the election of each of the nominees named below, unless you indicate that your vote should be withheld. Each of the nominees is currently serving as a Director. If any of the nominees becomes unable or declines to serve as a Director at the time of the Meeting, the persons named in the proxy card will vote such proxy for any nominee designated by the current Board of Directors to fill the vacancy. We do not expect that any of the nominees will be unable or will decline to serve as a Director.

     The term of office of each person who is elected as a Director at the Meeting will continue until the 2003 annual meeting of stockholders and until a successor has been elected and qualified.

                      INFORMATION ON NOMINEES FOR DIRECTOR

                     NAME                     AGE        POSITION(S) HELD
                     ----                     ---        ----------------
     Steve Sanghi.........................    46     Chairman, President and CEO
     Albert J. Hugo-Martinez (l) (2)......    56     Director
     L.B. Day (1).........................    57     Director
     Matthew W. Chapman (2)...............    51     Director
     Wade F. Meyercord (2)................    61     Director

----------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     STEVE SANGHI is currently, and has been since August 1990, a Director and President of the company. Since October 1991, he has served as CEO of the company, and since October 1993, as Chairman of the Board of Directors.

     ALBERT HUGO-MARTINEZ has served as a Director of the company since October 1990. Since February 2000, he has served as Chief Executive Officer of Hugo-Martinez Associates, a consulting and advisory firm. From February 1999 to February 2000, he served as Chairman and Chief Executive Officer of Network Webware, Inc., an Internet software company. From March 1996 until November 1999, he served as President and Chief Executive Officer and a member of the board of directors of GTI Corporation, a manufacturer of ISDN-ADSL and local area network subcomponents. Mr. Hugo-Martinez is also a member of the board of directors of Ramtron International Corporation.

     L.B. DAY has served as a Director of the company since December 1994. Since 1976, he has served as President of L.B. Day & Company, Inc., a management consulting firm specializing in organizational development and strategic planning.

     MATTHEW CHAPMAN has served as a Director of the company since May 1997. Since January 2002, he has served as President and CEO of Centrisoft Corporation, an emerging software provider in the field of network bandwidth management and quality of service. From August 2000 to January 2002, Mr. Chapman served as an advisor to early-stage technology companies in connection with developing business plans and securing funding. From 1988 until August 2000, he served as Chief Executive Officer, and from 1991 until August 2000 as Chairman, of Concentrex Incorporated, a supplier of integrated software solutions and services to financial institutions throughout the United States.

     WADE MEYERCORD has served as a Director of the company since June 1999. Since June 1999, he has served as Senior Vice President and Chief Financial Officer of Rioport.com, an Internet applications service provider for the music industry. From October 1997 to June 1999, he served as Senior Vice President, e-commerce and Quality Assurance of Diamond Multimedia Systems, Inc., a supplier of Internet multimedia appliances. From 1987 to 1997, he served as President of Meyercord & Associates, a management consulting firm specializing in strategy and infrastructure improvement. Mr. Meyercord is also a member of the board of directors of California Micro Devices Corporation.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the beneficial ownership of our common stock as of April 26, 2002 for: (a) each Director, (b) our CEO and the four other most highly compensated executive officers named in this proxy statement, (c) all Directors and executive officers as a group, and
(d) each person who is known to us to own beneficially more than five percent of our common stock. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws and joint tenancies, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by such person:

                                             NUMBER OF SHARES        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIALLY OWNED(1)    COMMON STOCK
------------------------------------       ---------------------    ------------
AIM Management Group Inc. (3)............       16,138,599             12.30%
Capital Research & Management Co. (4)....       15,071,250             11.48%
Steve Sanghi (5).........................        4,826,238              2.36%
Timothy B. Billington (1)(2).............          215,472                 *
Matthew W. Chapman (6)...................           66,625                 *
L.B. Day (1).............................           40,000                 *
Albert J. Hugo-Martinez (1)..............          146,079                 *
David S. Lambert (1).....................          731,951                 *
Mitchell R. Little (1)...................           36,778                 *
Wade F. Meyercord (1)....................           65,125                 *
Gordon W. Parnell (7)....................           96,863                 *
All Directors and executive officers
  as a group (10 people) (1) ............        6,535,116              3.18%

----------
*    Less than 1% of the outstanding shares of common stock

(1) As indicated below, the number of shares beneficially owned includes shares of common stock issuable to the identified person pursuant to stock options and stock purchase rights that may be exercised within 60 days of April 26, 2002. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder:

     * Timothy B. Billington -- 211,992 shares      * David S. Lambert-- 466,177 shares
     * L.B. Day -- 40,000 shares                    * Wade F. Meyercord-- 65,125 shares
     * Albert J. Hugo-Martinez -- 146,079 shares    * Other executive officers-- 209,640 shares
     * Mitchell R. Little -- 35,986 shares          * Directors and executive officers as a group
                                                      (10 people)-- 4,236,437 shares.

(2)  Mr. Billington retired from Microchip effective March 31, 2002.
(3) Address is 11 Greenway Plaza, Suite 100, Houston, TX 77046. Information is based on the Schedule 13G filed by AIM Management Group Inc. dated February 6, 2002. Such Schedule 13G indicates that AIM Management Group Inc. has sole power to vote or direct the vote and to dispose of and direct the disposition of the common stock. AIM Management Group Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some case, voting power over the securities reported in the referenced Schedule 13G.
(4) Address is 333 South Hope Street, Los Angeles, CA 90071. Information is based on a Schedule 13G filed by Capital Research & Management Co. dated February 11, 2002. Such Schedule 13G indicates that Capital Research & Management Co. is the beneficial owner of 15,071,250 shares of common stock as a result of acting as an investment adviser to investment companies registered under Section 8 of the Investment Company Act of 1940. According to such Schedule 13G, Capital Research & Management Co. has sole power to dispose of or direct the disposition of the common stock, and no power to vote or direct the voting of the common stock.
(5) Includes 2,926,493 shares issuable upon exercise of options and 1,024,395 shares held of record by Steve Sanghi and Maria T. Sanghi as trustees.
(6) Includes 53,125 shares issuable upon exercise of options, 262 shares held in Testamentary Trust of Regan Chapman and 135 shares held by Mr. Chapman's minor children.
(7) Includes 81,820 shares issuable upon exercise of options and 4,936 shares held of record by Gordon W. Parnell and Jeanette Parnell as trustees.

--------------------------------------------------------------------------------

                                  PROPOSAL TWO

               PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

     Our Certificate of Incorporation currently authorizes us to issue two classes of stock:

          * 300 million shares of common stock, $0.001 par value per share, and
          *    5 million shares of preferred stock, $0.001 par value per share.

     The Board of Directors has unanimously approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 450 million shares. The Board of Directors believes that the current capital structure does not provide sufficient flexibility to allow for our future growth. We are asking stockholders to approve the proposed increase to our authorized common stock.

     If the stockholders approve the proposed amendment, paragraph (A) of
Article IV of our Certificate of Incorporation would be amended to read as follows:

     "(A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, `Common Stock' and `Preferred Stock.' The total number of shares which the corporation is authorized to issue is four hundred and fifty-five million (455,000,000) shares. Four hundred and fifty million (450,000,000) shares shall be Common Stock, par value $0.001 per share, and five million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share."

     As of the Record Date, 201,766,097 shares of common stock were issued and outstanding. Also as of the Record Date, and without giving effect to the proposed amendment to our Employee Stock Purchase Plan described at page 12, below, 44,662,019 shares of common stock are reserved for future issuance upon the exercise of outstanding options under our various stock plans.

WHY WE ADOPTED THE AMENDMENT AND THE EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment is to help ensure that we will have sufficient shares of common stock to, among other things:

          *    effect future stock splits or stock dividends
          *    raise additional capital through the sale of securities, or
          * acquire another company or its business or assets through the issuance of securities.

     We have no arrangements, agreements or understandings at the present time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors does not intend to issue any common stock except on terms that the Board of Directors deems to be in the best interests of the company and our stockholders. Any future issuance of common stock will be subject to the rights of holders of outstanding shares of any preferred stock that we may issue in the future.

     Depending on the price, the issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the company, on such stockholders' percentage voting power.

     The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may consider advisable, without further action by the stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the common stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock have no preemptive rights.

     If approved by the stockholders, the proposed amendment will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation, which will occur as soon as reasonably practicable. If the stockholders do not approve the proposed amendment, the authorized number of shares of common stock will not change.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL TWO. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

--------------------------------------------------------------------------------

                                 PROPOSAL THREE

                              PROPOSAL TO AMEND OUR
                    EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
             THE NUMBER OF SHARES THAT CAN BE ISSUED UNDER THE PLAN

--------------------------------------------------------------------------------

     We are asking our stockholders to approve the addition of 500,000 shares of common stock to our Employee Stock Purchase Plan, referred to as the ESPP.

     Since the adoption of the ESPP, a total of 1,900,000 shares of common stock have been reserved for issuance under the ESPP. As of the Record Date, no shares of common stock had been issued, as the ESPP only became effective on March 1, 2002 and there have not yet been any purchases under the ESPP. The first purchase will occur on September 1, 2002. A prior employee stock purchase plan, which had been in place since March 1993, was terminated in February 2002.

     As of March 31, 2002, approximately 1,571 employees were eligible to participate in the ESPP, and 1,374 of these employees were participants.

     The principal features of the ESPP are described at "APPENDIX B - DESCRIPTION OF OUR 2001 EMPLOYEE STOCK PURCHASE PLAN."

WHY WE APPROVED THE PROPOSED INCREASE IN SHARES

     The ESPP is intended to promote the best interests of Microchip and our stockholders by providing all eligible employees, including officers, with the opportunity to become stockholders by purchasing common stock at discounted prices through payroll deductions. The Board of Directors believes that the ESPP encourages employees to remain in the company's employ, and aligns the employees' collective interests with those of our stockholders. Our continued success depends upon our ability to attract and retain talented employees. Equity incentives are necessary for us to remain competitive in the marketplace for qualified personnel, and an employee stock purchase plan is a key element of our equity incentive package.

     We believe that over the term of the current offering period, we will experience headcount growth and that participation in the ESPP will increase. The number of shares consumed in the ESPP during the current offering period requires us to estimate the number of employees who will participate in the ESPP and their level of participation and our stock price at four measurement points. Also, it is critical that the ESPP have sufficient shares at the start of each two-year purchase period to meet the purchase requirements of the entire two-year period in order to avoid potential adverse accounting consequences and allow our ESPP program to continue uninterrupted.

     Based on the above factors, the Board of Directors believes that the shares currently reserved for issuance under the ESPP may not be sufficient to meet anticipated purchase requirements at the beginning of the next two-year offering period commencing March 1, 2004.

     We believe that the ESPP is an indispensable equity incentive made available to our employees that allows us to remain a competitive employer. Thus, we believe it is in the best interests of the company and our stockholders to ensure that our ESPP program continues uninterrupted.

OTHER MATTERS

     The Board of Directors has not determined what action it will take if the additional shares are not approved by stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL THREE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

--------------------------------------------------------------------------------

                             PROPOSALS FOUR AND FIVE

                  PROPOSALS TO AMEND OUR 1993 STOCK OPTION PLAN

--------------------------------------------------------------------------------

     PROPOSAL 4: PROPOSAL TO INCREASE THE NUMBER OF SHARES FOR WHICH OPTIONS ARE
                 AUTOMATICALLY GRANTED TO NON-EMPLOYEE DIRECTORS

     We are asking our stockholders to approve an amendment to our 1993 Stock Option Plan, referred to as our 1993 Plan, to:

     * increase from 5,000 to 6,000 the number of shares of common stock with respect to which options are automatically granted to non-employee directors following each annual meeting of stockholders, and

     * increase from 10,000 to 12,000 the number of shares of common stock for which options are automatically granted following a non-employee director's initial appointment or election to the Board of Directors.

     The 1993 Plan is intended to promote Microchip's best interests by providing executive officers, non-employee Directors and independent contractors who provide valuable services to Microchip the opportunity to acquire, or otherwise increase, their equity interest in the company as an incentive to remain in service to Microchip and to align their collective interests with those of the stockholders.

     The automatic grants are provided for under the 1993 Plan's Automatic Option Grant Program. The Automatic Option Grant Program, as well as the other principal features of the 1993 Plan, is described at "APPENDIX C - DESCRIPTION OF OUR 1993 STOCK OPTION PLAN."

     Currently, non-employee directors elected at each annual meeting of stockholders are automatically granted an option to acquire 5,000 shares of common stock at the fair market value of the common stock as of the first business day of the month in which the annual meeting is held. The 1993 Plan also currently provides that, upon a non-employee director's initial appointment or election to the Board, the director receives an option to acquire 10,000 shares of common stock at the fair market value of the common stock on the date of such appointment or election. Options granted to non-employee directors have a maximum term of 10 years from the date of grant.

WHY WE APPROVED THE AMENDMENT

     The proposed amendment to the 1993 Plan specifically acknowledges that the grant of stock options to non-employee directors is necessary to compensate those qualified individuals who are willing to serve on the board of directors of a public company. The terms of the Automatic Option Grant Program provide that the number of shares subject to the options that are automatically granted to non-employee directors DOES NOT change in the case of certain events, such as stock dividends, stock splits, etc. Thus, the 5,000 share annual grant and the 10,000 share initial grant have not changed since the stockholders last approved an increase in 1996, despite the fact that the company has effected four stock splits in the form of stock dividends since 1996. If the 1993 Plan did provide for the number of shares to be adjusted in the case of a stock split then, giving effect to our four stock splits since 1996, non-employee directors would be receiving annual option grants to acquire 25,313 shares of common stock and initial option grants to acquire 50,625 shares of common stock.

     We believe that adjusting the automatic grants as proposed will help ensure that we remain competitive in attracting, retaining and motivating qualified individuals to serve on our Board of Directors. We also believe that a competitive disadvantage would result if we do not enhance our stock option program for non-employee directors. Thus, the Board of Directors believes that it is in the best interests of Microchip and our stockholders to increase the number of shares with respect to which options are automatically granted to non-employee directors under the Automatic Option Grant Program.

EFFECT OF THE AMENDMENT

     Stockholder approval of the proposed amendment means that, except as described in the next paragraph: (a) each non-employee director elected at annual stockholders' meetings, or any other meeting of our stockholders where directors are elected, will automatically be granted an option to acquire 6,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the first business day of the month in which the meeting is held, and (b) upon a non-employee director's initial appointment or election to the Board, they will automatically be granted an option to acquire 12,000 shares of common stock at the fair market value of the common stock on the date of such appointment or election.

     With respect to the automatic option grant following the Meeting, if stockholders approve the proposed amendment at the Meeting, then non-employee directors elected at the Meeting will automatically be granted:

     * an option to acquire 5,000 shares of common stock as of the date of the first business day of the month in which the Meeting is held, and

     * an option to acquire 1,000 shares of common stock as of the date of the Meeting,

each such option to vest in a series of 12 equal and successive monthly installments one month following the first business day of the month in which the Meeting is held.

     If the proposed amendment is not approved, then the non-employee directors elected at the Meeting will automatically be granted an option to acquire 5,000 shares of common stock as of the first business day of the month in which the Meeting is held. Such options would vest in a series of 12 equal and successive monthly installments starting one month after the grant date.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL FOUR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     PROPOSAL 5: PROPOSAL TO APPROVE A SPECIAL ONE-TIME OPTION GRANT TO
                 NON-EMPLOYEE DIRECTORS FOR 3,000 SHARES OF COMMON STOCK

     We are asking our stockholders to approve an amendment to our 1993 Plan to provide for a special one-time grant to each of our non-employee Directors of an option to acquire 3,000 shares of common stock. Four non-employee Directors currently serve on our Board of Directors.

TERMS OF THE PROPOSED ONE-TIME GRANT

     If the stockholders approve the proposed grant, then following the Meeting each non-employee Director would be granted an option to acquire 3,000 shares of common stock as of the date of the Meeting. The exercise price would be the fair market value of the common stock on the date of the Meeting. One thousand shares would vest in full 12 months from the grant date, and the remaining 2,000 shares would vest ratably over the succeeding 24 months (i.e., 83.33 shares per month in months 13-36).

WHY WE APPROVED THE SPECIAL ONE-TIME GRANT

     Fiscal 2002 was a challenging time for Microchip. We endured a very severe downturn in the semiconductor industry, remaining profitable throughout while many of our peer companies lost money, and gaining market share in our key microcontroller market. In addition, our stock price remained strong, increasing 65.3% in fiscal 2002. Our success during this critical time is due in no small part to the continued guidance and oversight of our non-employee Directors. We have structured our Board so that they will be accessible at all time to our CEO and other senior executives. However, we do not compensate our Directors for telephonic meetings, nor for the more informal communications that take place between formally convened meetings. Because our executives are always sensitive to expense control, we believe that if we paid cash compensation for telephonic meetings and other interactions, this could actually serve to chill communications between our executives and the Board.

     We also believe, that in relation to our peer companies, both the annual cash compensation paid to our non-employee Directors, and the size of stock option grants to our non-employee Directors, are at the lower range of the compensation their counterparts receive at such companies. We believe that this one-time grant will reward our Directors for their invaluable service during fiscal 2002 and will also ensure that we remain competitive in retaining and motivating such individuals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL FIVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

--------------------------------------------------------------------------------

                                  PROPOSAL SIX

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the company's consolidated financial statements for the fiscal year ending March 31, 2003. Ernst & Young has audited the company's financial statements since the fiscal year ended March 31, 2002 and has served as our auditors since June 6, 2001.

     In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL SIX. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     CHANGE IN INDEPENDENT AUDITORS

     In June 2001 the Board of Directors, upon the recommendation of the Audit Committee, determined not to renew the engagement of KPMG LLP as the company's independent auditors. KPMG had served as our independent auditors for the fiscal years ended March 31, 1993 through and including March 31, 2001. The decision to not renew KPMG's engagement did not occur due to any existing or previous accounting disagreements with KPMG, and KPMG has expressed no disclaimer of opinion, adverse opinion, qualification or limitation regarding our financial statements or the audit process, for the fiscal years ended March 31, 2001 or 2000, or the interim period beginning April 1, 2001. Neither have there been any accounting disagreements nor reportable events within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K for those periods. KPMG concurred with the foregoing statements in this paragraph in a letter addressed to the Securities and Exchange Commission. That letter is included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2001, Exhibit 16.

     Upon the recommendation of the Audit Committee, on June 6, 2001, the Board of Directors engaged Ernst & Young to audit the company's consolidated financial statements for the fiscal year ending March 31, 2002. We did not seek the advice of Ernst & Young on specific audit issues relating to our consolidated financial statements prior to engagement of that firm. We reported the engagement of Ernst & Young in our Current Report on Form 8-K filed June 7, 2001.

     We anticipate that representatives of Ernst & Young will be present at the Meeting, that they will have the opportunity to make a statement if they desire, and that they will be available to respond to appropriate questions.

     AUDIT FEES

     Audit fees billed by Ernst & Young for fiscal 2002 were approximately $314,000 and included the audit of our financial statements set forth in our fiscal 2002 Annual Report on Form 10-K, and the review of our quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not engage Ernst & Young to provide any services related to the design or implementation of financial information systems in fiscal 2002.

     ALL OTHER FEES

     Fees billed to Microchip by Ernst & Young during fiscal 2002 for all other fees were approximately $828,000, including audit related services of approximately $33,000, and non-audit related services of approximately $795,000. Audit related services generally include fees for pension and statutory audits, accounting consultations and SEC registration statements. Non-audit services related primarily to tax consulting services associated with our research and development tax credits.

     Our Audit Committee has determined that the non-audit services rendered by Ernst & Young during fiscal 2002 were compatible with maintaining the independence of Ernst & Young.

                                PERFORMANCE GRAPH

     The following graph provides an indicator of cumulative total stockholder return for Microchip as compared with the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and the Philadelphia Semiconductor Index weighted by market value at the beginning of the measurement period. The graph covers the five-year period from March 31, 1997 through March 31, 2002.

     HISTORIC STOCK PRICE PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE STOCK PERFORMANCE.

                03/31/97  06/30/97  09/30/97  12/31/97  03/31/98  06/30/98  09/30/98  12/31/98  03/31/99  06/30/99  09/30/99
                --------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Microchip
 Technology
 Incorporated    100.00     99.17    150.52    100.00     70.00     87.08     72.92    123.33    115.42    157.92    171.25
Nasdaq US
 Composite       100.00    118.32    138.32    129.51    151.57    155.75    140.53    182.61    204.79    223.98    229.55
SOXX             100.00    113.72    141.94     98.06    111.10     91.47     79.14    130.39    137.89    180.19    185.63



                  12/31/99  03/31/00  06/30/00  09/30/00  12/31/00  03/30/01  6/30/2001  9/30/2001  12/31/2001  3/31/2002
                  --------  --------  --------  --------  --------  --------  ---------  ---------  ----------  ---------
Microchip
 Technology
 Incorporated      228.13    328.76    291.34    247.98    164.54    189.85     250.73     201.01      290.56     313.73
Nasdaq US
 Composite         339.29    380.91    331.20    304.77    204.08    152.34     179.52     124.56      161.92     153.41
SOXX               262.06    439.61    424.23    316.75    214.47    202.73     232.13     139.00      194.22     221.40

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

     THE COMPENSATION COMMITTEE

     The Compensation Committee, presently comprised of Mr. Hugo-Martinez and Mr. Day, reviews the performance of the executive officers and makes compensation decisions regarding the executive officers. The Compensation Committee generally seeks input from Mr. Sanghi when discussing the performance of, and compensation levels for, the executive officers other than Mr. Sanghi. Mr. Sanghi does not participate in deliberations relating to his own compensation.

     OUR COMPENSATION POLICY

     Our compensation policy for officers and key employees is based on a "pay-for-performance" philosophy. This "pay-for-performance" philosophy emphasizes variable compensation, primarily by placing a large portion of pay at risk. We believe that this philosophy meets the following objectives:

     *    rewards performance that increases the value of your stock
     * attracts, retains, motivates and rewards individuals with competitive compensation opportunities
     *    aligns an executive's total compensation with our business objectives
     * fosters a team environment among our management that focuses their energy on achieving our financial and performance objectives, consistent with our guiding values
     *    balances short-term and long-term strategic goals, and
     *    builds and encourages ownership of our common stock.

     Compensation decisions also include subjective determinations and consideration of various factors with the weight given to a particular factor varying from time to time and in various individual cases.

     We believe that the overall compensation levels for the executive officers in fiscal 2002 were consistent with our "pay-for-performance" philosophy and are commensurate with the company's fiscal 2002 performance.

     ELEMENTS OF COMPENSATION

     Our executive compensation program is currently comprised of four major elements:

     *    annual base salary
     *    incentive cash bonuses
     *    stock options, and
     * compensation and employee benefits generally available to all Microchip employees.

     BASE SALARIES. We review the base salaries of the executive officers each year, primarily by considering the salaries of executive officers in similar positions with comparably sized companies in the semiconductor industry.

     When setting base salaries, we also review the performance objectives for the company as a whole, as well as the performance objectives for each of the individual officers relative to their respective areas of responsibility. This review encompasses the objectives for both the immediately preceding fiscal year and the upcoming fiscal year. Performance objectives are initially developed by the individual officers, in conjunction with their respective operating units, and then discussed with and approved by the CEO to generate the company's fiscal year operating objectives. The operating objectives are then reviewed and approved by the Board of Directors.

     We also consider subjective factors when reviewing and setting base salaries, such as an executive's experience and tenure in the industry and the perceived value of the executive's position to the company as a whole.

     In response to industry conditions and the company's own excess capacity situation, all Microchip employees, including the CEO and all executive officers, participated in two unpaid one-week shutdowns during fiscal 2002: one occurred during the first quarter of fiscal 2002, and the second occurred in the second quarter of fiscal 2002. As a result of these shutdowns, and after consideration of the other factors described above, average base salaries for the executive officers decreased by approximately 2.1% in fiscal 2002.

     INCENTIVE CASH BONUSES. Quarterly incentive cash bonuses may be payable to officers and key employees under the Management Incentive Compensation Plan, referred to as "MICP." The Board of Directors approves any quarterly payments under the MICP in conjunction with its review of the company's quarterly operating results.

     The MICP is an aggregate bonus pool derived from a percentage of our annual operating profit. This bonus pool may then be allocated among the eligible participants based upon the company's operating results and various subjective determinations. Other than the financial performance targets established for determining whether payments will be made under the MICP for any particular quarter, no particular weight is assigned to any one particular objective or subjective factor. Mr. Sanghi is generally permitted wide discretion with respect to the designation of employees eligible to participate in the MICP, as well as the amount of any MICP bonus to be awarded to each participant, including executive officers other than himself. We determine the MICP bonus, if any, to be awarded to Mr. Sanghi. In fiscal 2002, approximately 590 employees, including the executive officers and the CEO, were eligible to participate in the MICP.

     We maintain a split-dollar life insurance program for certain of our key executives. The split-dollar life insurance program provides key executives with an incentive to remain in the long-term employ of the company, an insurance benefit, and a cash value benefit payable in the future when the executive is no longer employed with the company. We determine what portion of an executive's overall MICP bonus will be paid in cash or into the split-dollar life insurance program. During fiscal 2002, none of the executive officers participated in the split-dollar life insurance program because no MICP bonuses were paid in fiscal 2002 as described in the next paragraph.

     Consistent with our "pay-for-performance" philosophy, due to our operating results throughout fiscal 2002 and the uncertain and volatile conditions in the semiconductor industry, no MICP bonus payments were made during fiscal 2002. This compares to fiscal 2001, when the average MICP bonus for the executive officers, excluding Mr. Sanghi, was approximately 40% of base salary.

     STOCK OPTIONS. Stock options constitute a significant portion of our incentive compensation program because we believe that officers and key employees should hold substantial, long-term equity stakes in the company to align their collective interests with your interests. At March 31, 2002, approximately 61% of our employees worldwide held options to purchase common stock.

     In granting stock options to executive officers, we consider numerous factors, including:

     *    the individual's position and responsibilities
     * the individual's future potential to influence the company's mid- and long-term growth
     *    the vesting schedule of the options awarded, and
     *    the number of options previously granted.

     See the table under "OPTION GRANTS IN LAST FISCAL YEAR," at page 25, below, for information regarding options to purchase common stock granted during fiscal 2002 to the CEO and each of the four other most highly compensated executive officers named in this proxy statement.

     OTHER COMPENSATION AND EMPLOYEE BENEFITS GENERALLY AVAILABLE TO ALL EMPLOYEES. We maintain compensation and employee benefits that are generally available to all company employees, including:

     *    the employee stock purchase plan
     *    medical, dental and life insurance benefits
     *    a 401(k) retirement savings plan, and
     *    a cash bonus plan.

     The cash bonus plan awards each eligible employee with up to two and one-half days of pay, based on base salary, every quarter, if certain operating profitability objectives are achieved. No cash bonuses were paid for the first three quarters of fiscal 2002. For the fourth quarter of fiscal 2002, each eligible employee received 50% of the target cash bonus payment permitted under the cash bonus plan.

     We also maintain a supplementary retirement plan for certain employees, including the CEO and the executive officers, who receive compensation in excess of the 401(k) contribution limits imposed under the Internal Revenue Code.

     CEO COMPENSATION

     We use the same factors and criteria described above in making compensation decisions regarding the CEO. Mr. Sanghi's base salary decreased by approximately 2.4% in fiscal 2002 due to the two shutdowns described above in this Report at "BASE SALARIES."

     Mr. Sanghi did not receive any MICP bonus for fiscal 2002, due to the company's performance and industry conditions. This compares to fiscal 2001 when his total MICP bonus payment was approximately 125.2% of his base salary.

     During fiscal 2002, Mr. Sanghi was granted options to acquire 267,557 shares of common stock at a weighted average exercise price of $16.74 per share. For additional information concerning these option grants, including vesting information, refer to the table under "OPTION GRANTS IN LAST FISCAL YEAR," at page 25, below. We determined that the amounts of the grants and the vesting terms provide an appropriate long-term incentive for Mr. Sanghi.

     We believe that Mr. Sanghi's fiscal 2002 compensation was:

     *    consistent with Microchip's "pay-for-performance" philosophy
     *    commensurate with Microchip's fiscal 2002 operating objectives, and
     * reasonable based on Microchip's overall performance in fiscal 2002 and Microchip's performance compared to the semiconductor industry as a whole.

     TAX CODE CONCERNS

     Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to senior executives in excess of $1 million per year, unless that income meets permitted exceptions. We anticipate that a substantial portion of each executive officer's compensation will be "qualified performance-based compensation," that is not limited under Internal Revenue Code Section 162(m). We, therefore, do not currently anticipate that any executive officer's compensation will exceed that limitation of deductibility in fiscal 2003. We intend to review the deductibility of executive compensation from time to time to determine whether any additional actions are advisable to maintain deductibility.

     CONCLUSION

     We believe that the executive team provided outstanding service to Microchip throughout fiscal 2002. We will work to assure that the executive compensation programs continue to meet Microchip's strategic goals as well as the overall objectives discussed in this Report.

By the Compensation Committee of the Board of Directors(3):

          Albert J. Hugo-Martinez (Chair)         L.B. Day

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                           ANNUAL COMPENSATION             COMPENSATION
                                     -------------------------------     ----------------
                                                                              AWARDS
                                                                         ----------------
                                                                            SECURITIES
                                                                            UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION (1)      YEAR      SALARY       BONUS(2)     OPTIONS/SARS (#)     COMPENSATION
-------------------------------      ----      ------       --------     ----------------     ------------
Steve Sanghi,                        2002     $426,839      $  2,134         267,557           $  2,148(3)
  President and                      2001      437,408       201,413         247,500            361,949
  CEO                                2000      414,595        15,041         282,482            332,565
Timothy B. Billington,               2002      213,582             0          56,193                  0(3)
  VP, Manufacturing and              2001      218,562       110,613          67,500                  0
  Technology Group (4)               2000      206,473        89,603          76,878                  0
Mitch R. Little,                     2002      200,265         1,001          53,499              1,980(3)
  VP, Worldwide Sales and            2001      202,450        92,620          67,500              2,941
  Applications                       2000      189,342        66,804          66,405              9,400
Gordon W. Parnell,                   2002      182,826           914          45,609              1,956(3)
  VP, Chief Financial Officer (5)    2001      187,480         6,216          60,750             75,263
David S. Lambert,
  VP, Fab Operations (6)             2002      173,669           868          44,946              1,943(3)

----------
(1) Includes those individuals who in fiscal 2002 were the CEO or one of the four other most highly compensated executive officers as measured by salary and bonus for fiscal 2002.
(2) Includes portion of MICP bonus and cash bonus payments under our cash bonus plan earned in year shown but not paid until the following year.
(3) Except as otherwise noted, consists of: (a) the company-matching contributions to our 401(k) retirement savings plan, which for fiscal 2002 were $2,148 for Mr. Sanghi, $0 for Mr. Billington, $1,980 for Mr. Little, $1,956 for Mr. Parnell, and $1,943 for Mr. Lambert, and (b) an additional payment by the company in connection with a split-dollar life insurance program which is distributable to the individual executive officer when he is no longer an employee. There were no payments made under the split-dollar life insurance program during fiscal 2002.
(4)  Mr. Billington retired from Microchip effective March 31, 2002.
(5)  Mr. Parnell was named an executive officer effective May 19, 2000.
(6)  Mr. Lambert was named an executive officer effective January 22, 2001.

----------
(3) The Board Compensation Committee Report on Executive Compensation is not "soliciting" material and is not deemed "filed" with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                 ------------------------------------------------------
                                                PERCENT                                        POTENTIAL REALIZABLE
                                 NUMBER OF      OF TOTAL                                         VALUE AT ASSUMED
                                 SECURITIES     OPTIONS                                       ANNUAL RATES OF STOCK
                                 UNDERLYING    GRANTED TO                                       PRICE APPRECIATION
                                  OPTIONS      EMPLOYEES     EXERCISE OR                            OPTION TERM
                                  GRANTED      IN FISCAL      BASE PRICE     EXPIRATION      ------------------------
              NAME                 (#)(1)         YEAR          ($/SH)          DATE           5% (5)       10% (5)
              ----                 ------         ----          ------          ----           ------       -------
Steve Sanghi.................    165,000(1)       3.5%         $ 15.92          4/2/11       $1,651,635    $4,185,566
                                  71,343(2)       1.5%           15.92          4/2/11          714,137     1,809,763
                                   4,757(3)       0.1%           15.86          6/1/11           47,443       120,229
                                  26,457(4)       0.6%           24.27         1/22/12          403,765     1,023,220

Timothy B. Billington........     37,500(1)       0.8%         $ 15.92          4/2/11         $375,371      $951,265
                                  11,900(2)       0.3%           15.92          4/2/11          119,113       301,855
                                   2,380(3)       0.1%           15.86          6/1/11           23,744        60,171
                                   4,413(4)       0.1%           24.27         1/22/12           67,348       170,671

Mitchell R. Little...........     37,500(1)       0.8%         $ 15.92          4/2/11         $375,371      $951,265
                                  10,043(2)       0.2%           15.92          4/2/11          100,524       254,749
                                   2,232(3)       0.0%           15.86          6/1/11           22,263        56,418
                                   3,724(4)       0.1%           24.27         1/22/12           56,840       144,044

Gordon W. Parnell............     32,400(1)       0.7%         $ 15.92          4/2/11         $324,321      $821,893
                                   8,150(2)       0.2%           15.92          4/2/11           81,575       206,729
                                   2,037(3)       0.0%           15.86          6/1/11           20,318        51,489
                                   3,022(4)       0.1%           24.27         1/22/12           46,127       116,895

David S. Lambert.............     32,400(1)       0.7%         $ 15.92          4/2/11         $324,321      $821,893
                                   7,740(2)       0.2%           15.92          4/2/11           77,477       196,341
                                   1,935(3)       0.0%           15.86          6/1/11           19,300        48,911
                                   2,871(4)       0.1%           24.27         1/22/12           43,815       111,035

----------
(1) Each stock option becomes exercisable over a one-year vesting period, in 12 successive monthly installments commencing on March 31, 2005, and has a maximum term of 10 years from the date of grant. Vesting may be accelerated under certain circumstances in connection with an acquisition of the company or a change of control. The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.
(2) Each stock option becomes fully exercisable on July 2, 2002, and has a maximum term of 10 years from the date of the grant. Vesting may be accelerated under certain circumstances in connection with an acquisition of the company or a change in control. The exercise price may be paid in cash, shares or common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.
(3) Each stock option becomes fully exercisable on June 1, 2002, and has a maximum term of 10 years from the date of the grant. Vesting may be accelerated under certain circumstances in connection with an acquisition of the company or a change in control. The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.
(4) Each stock option becomes fully exercisable on February 17, 2003, and has a maximum term of 10 years from the date of the grant. Vesting may be accelerated under certain circumstances in connection with an acquisition of the company or a change in control. The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(5) No assurance can be given that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. The rates of appreciation are specified by rules of the Securities and Exchange Commission and are for illustrative purposes only; they do not represent our estimate of future stock price. Unless the market price of the common stock does, in fact, appreciate over the option term, no value will be realized from the option grant. The exercise price of each of the options was equal to the closing sales price of the common stock as quoted on the Nasdaq National Market on the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                               SHARES                      UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                            ACQUIRED ON        VALUE            AT MARCH 31, 2002 (#)          AT MARCH 31, 2001 (2)
NAME                        EXERCISE (#)   REALIZED (1)    EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ------------   ------------    -----------      -------------    -----------    -------------
Steve Sanghi ............     459,296     $ 9,959,293       3,075,018        1,201,307       $72,236,995     $17,531,082
Timothy B. Billington (3)      72,335       1,247,212         211,992                0         4,438,658               0
Mitchell R. Little ......     165,738       2,399,005          13,504          296,499           255,546       4,304,544
Gordon W. Parnell .......      78,000       1,329,207          67,221          225,609         1,186,114       3,184,429
David S. Lambert ........      73,500       1,799,515         452,430          230,796        10,649,936       3,429,034

----------
(1) Calculated based on the market price per share of the common stock at date of exercise multiplied by the number of shares issued upon exercise less the total exercise price of the options exercised.
(2) Calculated based on $27.887 per share, which was the closing sales price per share of the common stock as quoted on the Nasdaq National Market on March 29, 2002, multiplied by the number of applicable shares in-the-money less the total exercise price for such shares.
(3)  Mr. Billington retired from Microchip effective March 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

     The table below provides information about our common stock that, as of March 31, 2002, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans):

     *    Microchip 1993 Stock Option Plan
     *    Microchip 1997 Nonstatutory Stock Option Plan
     *    Microchip 2001 Employee Stock Purchase Plan
     *    Microchip International Employee Stock Purchase Plan
     *    TelCom Semiconductor, Inc. 1994 Stock Option Plan
     *    TelCom Semiconductor, Inc. 1996 Director Stock Option Plan, and
     *    TelCom 2000 Nonstatutory Stock Option Plan.

                           (A) NUMBER OF                                 (C) NUMBER OF SECURITIES
                           SECURITIES TO BE                              REMAINING AVAILABLE FOR
                           ISSUED UPON EXERCISE   (B) WEIGHTED-AVERAGE   FUTURE ISSUANCE UNDER
                           OF OUTSTANDING         EXERCISE PRICE OF      EQUITY COMPENSATION PLANS   (D) TOTAL OF
                           OPTIONS,               OUTSTANDING OPTIONS,   (EXCLUDING SECURITIES       SECURITIES REFLECTED
PLAN CATEGORY              WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))    IN COLUMNS (A) AND (C)
-------------              -------------------    -------------------    ------------------------    ----------------------
Equity Compensation
Plans Approved by
Stockholders                   9,615,012                $11.45                   11,884,493                21,499,505

Equity Compensation
Plans Not Approved by
Stockholders                  15,051,799                $12.55                    8,702,193                23,753,992

Total                         24,666,811                $12.12                   20,586,686                45,253,497

     MICROCHIP TECHNOLOGY INCORPORATED 1997 NONSTATUTORY STOCK OPTION PLAN. In November 1997, our Board of Directors approved the Microchip 1997 Nonstatutory Stock Option Plan. Under our 1997 Plan, nonqualified stock options may be granted to our employees who are not officers or directors of Microchip and to our consultants. The 1997 Plan has not been submitted to our stockholders for approval. As of March 31, 2002, options to acquire 13,893,232 shares were outstanding under the 1997 Plan and 8,671,084 shares were available for future grant.

     Our 1997 Plan is intended to promote Microchip's and our stockholders' best interests by providing our employees and consultants with the opportunity to acquire or otherwise increase their equity interest in Microchip as an incentive to remain in service to Microchip and to align their collective interests with those of our stockholders. The participation of employees in stock option plans has always been an essential component of Microchip's "pay-for-performance" compensation program. Approximately 61% of our employees worldwide (excluding officers who cannot participate in the 1997 Plan) have been granted options under the 1997 Plan.

     The expiration date, maximum number of shares purchasable and other provisions of options granted under the 1997 Plan, including vesting provisions, are established by either the Compensation Committee or the employee committee appointed by the Board of Directors at the time of grant, provided that the exercise price of an option may not be less than the fair market value of our common stock on the date of grant and no option may have a term of more than 10 years. If Microchip is acquired by merger, consolidation or asset sale, each outstanding option that is not assumed by the successor corporation or otherwise replaced with a comparable option will automatically accelerate and vest in full. In connection with a change of control of Microchip by tender offer or proxy contest for board membership, our Board of Directors can accelerate outstanding options. Our Board of Directors or Compensation Committee may amend or terminate the 1997 Plan without stockholder approval, but no amendment or termination of the 1997 Plan may adversely affect any award previously granted under the 1997 Plan without the written consent of the stock option holder.

     MICROCHIP INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN. In June 1994, our Board of Directors adopted the International ESPP to provide eligible employees of non-U.S. subsidiaries of Microchip the opportunity to acquire shares or our common stock through payroll deductions in the currency in which they are paid. The International ESPP has not been submitted to our stockholders for approval. As of March 31, 2002, 192,485 shares had been issued under the International ESPP and 31,109 shares were available for future purchases.

     Participants may authorize payroll deductions, in the currency in which they are paid, of up to 10% of their base salary. Common stock is offered for purchase under the International ESPP through a series of successive purchase periods, each of six months' duration. Purchase periods run from the first U.S. business day of December to the last U.S. business day of May, and from the first U.S. business day in June to the last U.S. business day of November. The purchase price per share of common stock is equal to the lesser of (a) the market price of the common stock on the first day of the six-month purchase period or (b) the market price of the common stock on the purchase date. The International ESPP is administered, with respect to a participating foreign subsidiary's employees, by a committee of at least two members of that foreign subsidiary's senior management. Committee members are appointed by Microchip's Board of Directors and may be removed by Microchip's Board of Directors at any time. All questions of interpretation or application of the International ESPP are determined by the committee and, subject to ratification by Microchip's Board of Directors, are final and binding upon all participants. Our Board of Directors may alter or amend the provisions of the International ESPP following the close of any purchase period, and such action will be binding upon all participants, effective as of the start of the next purchase period.

     TELCOM SEMICONDUCTOR, INC. 2000 NONSTATUTORY STOCK OPTION PLAN. On April 18, 2000, the TelCom board of directors adopted a nonstatutory stock option plan pursuant to which nonqualified stock options to acquire TelCom common stock would be granted to non-executive employees of and consultants to TelCom. The TelCom nonstatutory stock option plan was not submitted to the TelCom stockholders for approval. On January 16, 2001, TelCom merged with Microchip and Microchip assumed the outstanding options under the TelCom nonstatutory stock option plan. As a result, upon exercise of such options, participants will be issued shares of Microchip common stock. From and after January 16, 2001, no further options could be granted under the TelCom nonstatutory stock option plan. As of March 31, 2002, options to acquire 328,136 shares of Microchip common stock remained outstanding under the TelCom nonstatutory stock option plan.

     The expiration date, maximum number of shares purchasable and other provisions of options granted under the TelCom nonstatutory stock option plan, including vesting provisions, were established by either the compensation committee of TelCom's board or by the employee committee appointed by the TelCom board at the time of grant, provided that no option may have a term in excess of 10 years.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     We do not have employment contracts with our CEO or any of the four other most highly compensated executive officers named in this proxy statement.

     Our CEO and certain of the other most highly compensated executive officers named in this proxy statement have entered into an Executive Officer Severance Agreement. These agreements provide for the automatic acceleration of vesting and exercisability of all unvested stock options upon the first to occur of any of the following events:

     * as of the date immediately preceding a change of control in the event any such stock options are or will be terminated or canceled (except by mutual consent) or any successor to Microchip fails to assume and agree to perform all such stock option agreements at or prior to such time as any such person becomes a successor to Microchip, or

     * as of the date immediately preceding such change in control if the executive does not or will not receive upon exercise of such executive's stock purchase rights under any such stock option agreement the same identical securities and/or other consideration as is received by all other stockholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such change of control, or

     * as of the date immediately preceding any involuntary termination of such executive occurring upon or after any such change of control, or

     * as of the date six months following the first such change of control, provided that the executive shall have remained an employee of the company continuously throughout such six-month period.

                                  OTHER MATTERS

OTHER MATTERS TO BE PRESENTED AT THE MEETING

     At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDERS' PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS; DISCRETIONARY AUTHORITY TO VOTE ON STOCKHOLDER PROPOSALS

     Stockholders may submit proposals that they believe should be voted upon at an annual meeting or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the company's 2003 proxy statement. Any such stockholder proposals must be submitted in writing to the company's Secretary no later than March 10, 2003. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the company's proxy statement.

     For matters that are not included in the company's proxy statement, our By-Laws establish an advance notice procedure with regard to stockholder nominations for Directors or for other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must provide the company's Secretary with written notice at least 90 days prior to the anniversary of the date on which the company first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Accordingly, a stockholder who intends to submit a nomination or proposal for the company's 2003 annual meeting must do so no later than April 9, 2003. If, however, the date of the 2003 annual meeting is advanced or delayed by more than 30 days from the anniversary of the 2002 annual meeting, the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2003 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of common stock. Proposals or nominations not meeting these requirements will not be considered at the 2003 annual meeting. If a stockholder does not comply with the requirements of this advance notice provision, the proxies may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

     To make any submission or to obtain additional information as to the proper form and content of submissions, stockholders should contact the company's Secretary in writing at 2355 W. Chandler Boulevard, Chandler, AZ 85224.

DATE OF PROXY STATEMENT

     The date of this proxy statement is July 12, 2002.

                                   APPENDIX A


                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                        MICROCHIP TECHNOLOGY INCORPORATED

                              ADOPTED JUNE 12, 2000
                               AMENDED MAY 6, 2002


PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Microchip Technology Incorporated (the "Company") shall be:

     * to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process and internal controls;

     * to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     * to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     * to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.


MEMBERSHIP:

     The Audit Committee members will be appointed annually by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

     * Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

     * Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     * At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

     * Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process, accounting policies, tax matters and internal controls;

     * Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     *    Reviewing fee arrangements with the independent auditors;

     * Reviewing the independent auditors' proposed audit scope, approach and independence;

     * Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     * Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     * Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     * Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     * Reviewing and discussing with management, before filing with the Securities and Exchange Commission, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     * Reviewing and discussing with management, before release, the quarterly earnings press releases;

     * Reviewing and discussing with management and the independent auditors their respective evaluations of the Company's internal controls;

     * Providing the Audit Committee Report in the Company's proxy statement as required by Item 306 of Regulation S-K, as well as the additional disclosures required by Item 7(d) (3) of Schedule 14A;

     * Reviewing the Audit Committee's own structure, processes and membership requirements; and

     * Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

     The Audit Committee will meet at least quarterly during each fiscal year, or more frequently as circumstances dictate. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management, as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                   APPENDIX B

              DESCRIPTION OF OUR 2001 EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

     The 2001 Employee Stock Purchase Plan, referred to as the ESPP, was adopted by the Board of Directors in May 2001 and approved by the stockholders at the 2001 annual meeting. 1,900,000 shares of common stock are currently reserved for issuance under the ESPP. At the 2002 Annual Meeting, the stockholders are being asked to approve the reservation of 500,000 additional shares under the ESPP.

ADMINISTRATION

     The ESPP is administered by a committee made up of members of the Board of Directors. The committee has full power to interpret the ESPP, and its decisions will be final and binding upon all participants.

ELIGIBILITY

     Generally, all employees of the company or any of the subsidiaries designated by the committee are eligible to participate in the ESPP. However, no employee who normally works less than 20 hours per week or five months in a calendar year is eligible to participate. Also, no employee will be eligible to participate in the ESPP if, immediately after the grant of an option to purchase stock under the ESPP, that employee would own 5% of either the voting power or the value of the common stock. No employee's rights to purchase the common stock pursuant to the ESPP may accrue at a rate that exceeds $25,000 per calendar year.

     Non-employee Directors are not eligible to participate in the ESPP.

PARTICIPATION AND PURCHASES

     Under the ESPP a participant must authorize payroll deductions, which may not exceed 10% of their eligible compensation. Generally, when an employee terminates employment with the company or any designated subsidiary, the employee's right to participate in the ESPP terminates.

     The ESPP provides for offering periods of up to 24 months. Each offering period will include one or more purchase periods. The duration of each offering period and purchase period are determined by the committee. Currently, the ESPP is implemented with overlapping 24 month offering periods beginning on the first business day of March and the first business day of September of each year, and each offering period consists of four approximately six-month purchase periods. The first day of each offering period is referred to as an entry date.

     Eligible employees participate in the ESPP through accumulated payroll deductions. At the end of each approximately six-month purchase period, these accumulated payroll deductions are used to purchase shares of common stock at a price per share equal to the lower of 85% of the closing price of a share of common stock on (1) the relevant entry date or (2) the relevant purchase date, whichever is less. Currently, purchase dates under the ESPP are the first business day of March and the first business day of September of each year. The ESPP also provides that no participant may purchase more than 7,500 shares of common stock in any one purchase period. This limitation may be changed by the committee.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment other than by reason of death or disability immediately cancels his or her option and participation in the ESPP. If this occurs, the payroll deductions credited to the participant's account will be returned without interest to him or her. If a participant dies, or terminates employment due to disability, at the election of the participant (or if applicable the participant's estate), his or her accumulated payroll deductions will be used to purchase shares on the next purchase date or the accumulated payroll deductions will be refunded to the participant or his estate.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR SALE OF ASSETS

     In the event of any stock split, stock dividend, spin-off, reclassification, recapitalization or other similar event affecting the common stock, adjustments may be made in the number of shares of stock subject to the ESPP, the number and kind of shares of stock to be purchased pursuant to each option and the price per share of common stock covered by each option. Any such adjustment will be made by the committee, whose determination shall be final. In the event of a proposed sale of all or substantially all of the assets of the company or the merger or consolidation of the company with another company each option will be assumed by, or an equivalent option substituted, by the successor company or an affiliate. If the successor company or affiliate refuses to assume or substitute for the option, the next purchase date will be automatically accelerated to the date immediately before the proposed sale or merger.

AMENDMENT AND TERMINATION

     Generally, the Board of Directors may terminate or amend the ESPP at any time. The ESPP will continue until all of the shares authorized for the ESPP are sold unless terminated sooner by the Board of Directors.

WITHDRAWAL

     If a participant chooses to withdraw from a purchase period, the participant may elect to have all accumulated payroll deductions refunded or have the accumulated payroll deductions used to purchase common stock on the next purchase date. The committee may also establish rules limiting the frequency with which participants may withdraw and may establish a waiting period for participants wishing to re-authorize payroll deductions.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     Since our stockholders have approved the ESPP, the ESPP, and the right of participants to make purchases thereunder, qualify for treatment under the provisions of Internal Revenue Code Sections 421 and 423. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

     Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the applicable entry date and more than one year from the applicable purchase date, then the participant generally will recognize ordinary income measured as the lesser of

     * the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
     * an amount equal to 15% of the fair market value of the shares as of the applicable entry date.

     Any additional gain should be treated as long-term capital gain.

     If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

     The company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the company.

     The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the common stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

PLAN BENEFITS

     Participation in the ESPP is voluntary. Because benefits under the ESPP depend on employees' elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees.

     We maintained a prior employee stock purchase plan that was terminated on February 28, 2002. The following table sets forth, as to the CEO and the four other most highly compensated executive officers named in this proxy statement, all current executive officers as a group and all other employees who participated in the prior employee stock purchase plan: (a) the number of shares of common stock purchased under the prior employee stock purchase plan during fiscal 2002, and (b) the dollar value of the benefit, which is calculated as the fair market value per share of the common stock on the date of purchase, minus the purchase price per share of common stock under the existing purchase plan:

                            PLAN BENEFITS UNDER PRIOR
                          EMPLOYEE STOCK PURCHASE PLAN

                                                                NUMBER OF SHARES       DOLLAR VALUE
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION              PURCHASED (#)         OF BENEFIT
----------------------------------------------------              -------------         ----------
Steve Sanghi
Director, Chairman, President and CEO........................          1,617           $   15,599

Timothy B. Billington
Vice President, Manufacturing and Technology Group...........            844                8,147

Mitchell R. Little
Vice President, Worldwide Sales and Applications.............          1,524               15,439

Gordon W. Parnell
Vice President, Chief Financial Officer......................          1,390               14,086

David S. Lambert
Vice President, Fab Operations...............................          1,321               13,387

All current executive officers as a group (6 people).........          7,852               78,357

All other employees as a group...............................        523,923            5,263,621

                                   APPENDIX C

                    DESCRIPTION OF OUR 1993 STOCK OPTION PLAN

GENERAL INFORMATION

     The 1993 Plan, which is a successor plan to our 1989 Stock Option Plan, was adopted by the Board of Directors in January 1993 and approved by the stockholders in February 1993. The Board of Directors has amended the 1993 Plan on several occasions since 1993.

     Since the 1993 Plan's initial adoption, a total of 57,028,984 shares of common stock have been reserved for issuance under the 1993 Plan. As of the Record Date, 38,521,531 shares had been issued upon exercise of options, 8,750,232 shares are currently subject to outstanding options and 9,757,221 are shares with respect to which options may be granted in the future. If any outstanding option expires or terminates prior to exercise, the shares subject to that option may become the subject of subsequent grants under the 1993 Plan.

     Since August 2000, only non-statutory stock options have been granted under the 1993 Plan. Prior to that time, incentive stock options meeting the requirements of Internal Revenue Code Section 422 could be granted.

     No employee may be granted under the 1993 Plan, in any fiscal year, options to purchase more than 1,518,750 shares, except that an employee may be granted an additional 2,531,250 options in connection with the employee's initial employment.

     In the event that the common stock changes by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change in our capital structure effected without receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1993 Plan, the number and class of shares of stock subject to any option outstanding under the 1993 Plan, the exercise price of any such outstanding option, and the fiscal year grant limits referred to in the preceding paragraph.

     Except as determined otherwise by the Board of Directors or its committee, options granted under the 1993 Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the option holder and, during the lifetime of the option holder, are exercisable only by such option holder.

     Unauthorized use or disclosure of Microchip's trade secrets or confidential information or termination of service at any time for misconduct immediately terminates all options held by the optionee.

ADMINISTRATION

     The 1993 Plan is administered by our Board of Directors or a committee made up of members of the Board of Directors as applicable, referred to as the administrator. The administrator has full power to interpret the 1993 Plan and make any determination deemed necessary and advisable for the 1993 Plan, and its decisions are final and binding upon all participants.

THE DISCRETIONARY OPTION GRANT PROGRAM

     Option grants under the Discretionary Option Grant Program may be made to officers, key employees, non-employee members of the Board of Directors, and other independent contractors who provide valuable services to Microchip. As of March 31, 2002, there were approximately 24 persons eligible to participate in the Discretionary Option Grant Program.

     The expiration date, maximum number of shares purchasable and the other provisions of the options granted under the Discretionary Option Grant Program, including vesting provisions, are established by the administrator in its discretion at the time of grant. Options may be granted for terms of up to 10 years and become exercisable in whole or in one or more installments at such time as may be determined by the administrator upon the grant of the options. The exercise price of options granted is no less than the fair market value of the common stock at the time of the grant, as determined in accordance with the terms of the 1993 Plan.

     The 1993 Plan permits the following alternative means of payment for shares issued upon exercise of an option granted under the Discretionary Option Grant
Program: cash, check, other shares of common stock (with some restrictions), cashless exercises, or certain combinations of the above methods.

     If an optionee's service relationship with Microchip or any parent or subsidiary terminates for any reason (excluding death), then the optionee generally may exercise the option, to the extent vested on the date of termination, within 90 days of such termination, or such shorter or longer period as determined by the administrator, not to exceed 12 months (but in no event later than the expiration of the term of such option as set forth in the option agreement). The administrator has discretion to accelerate vesting for options upon an optionee's termination.

     If an optionee's service relationship with Microchip or any parent or subsidiary terminates due to the optionee's death, the optionee's personal representative or the person who acquires the right to exercise the option by bequest or inheritance, as the case may be, generally may exercise the option. Options granted on or after April 1, 2002, shall vest in full upon the termination of the optionee's service relationship with the Company due to death and shall generally remain exercisable for six (6) months following termination or such longer term as determined by the administrator in its discretion (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     If Microchip is acquired by merger, consolidation or asset sale, each outstanding option under the Discretionary Option Grant Program that is not assumed by the successor corporation or otherwise replaced with a comparable option or cash payment will automatically accelerate and become exercisable in full unless the administrator imposes limitations on such acceleration at the time of grant. Any options so assumed may be accelerated if the optionee's employment is terminated within a designated period following the acquisition. In connection with a change in control of Microchip by hostile tender offer or proxy contest for board membership, the administrator can accelerate outstanding options. The administrator also has authority to extend these acceleration provisions to one or more outstanding options under the 1989 Plan incorporated into the 1993 Plan.

THE AUTOMATIC OPTION GRANT PROGRAM

     The Automatic Option Grant Program provides for the automatic grant of stock options to non-employee directors. Currently, and without giving effect to the proposed amendment to the 1993 Plan described at page 14 above, an option to acquire 5,000 shares of common stock is automatically granted to each non-employee director on the first business day of the month in which the annual stockholders' meeting is held. Such options vest in a series of 12 equal and successive monthly installments beginning one month after the annual automatic grant date.

     Also, currently, and without giving effect to the proposed amendment to the 1993 Plan described at page 14 above, each new non-employee member of the Board of Directors receives an automatic grant of an option to acquire 10,000 shares of common stock on the date of their first appointment or election to the Board of Directors. Such options vest in a series of 36 equal and successive monthly installments beginning one month after the automatic grant date. A non-employee member of the Board of Directors is not eligible to receive the 5,000 share automatic option grant if that option grant date is within 30 days of such non-employee member receiving the initial 10,000 share grant. If Microchip is acquired by merger, consolidation or asset sale, or in connection with a change in control of Microchip by hostile tender offer or proxy contest for board membership, each outstanding option under the Automatic Option Grant Program will automatically accelerate and immediately vest in full.

     Options granted on or after April 1, 2002, shall vest in full upon the termination of Board service due to death and shall generally remain exercisable for 12 months following such termination.

     The exercise price of each option granted under the Automatic Option Grant Program shall be equal to 100% of the fair market value of the stock on the grant date. The 1993 Plan permits the following alternative means for payment for shares issued upon exercise of an option granted under the Automatic Option Grant Program: cash, check, other shares of the common stock (with some restrictions), cashless exercises, or certain combinations of the above methods.

AMENDMENT AND TERMINATION

     Generally, the Board of Directors may amend, suspend or terminate the 1993 Plan at any time. However, the Board of Directors may not, without stockholder approval:

     * disqualify any option previously granted under the 1993 Plan for treatment as an incentive stock option, except with optionee consent
     * adversely affect rights and obligations with respect to options outstanding under the 1993 Plan, except with optionee consent
     * increase, except in the case of certain organic changes to the company, the maximum number of shares of common stock subject to the 1993 Plan
     *    extend the term of the 1993 Plan
     *    materially change the class of persons eligible to receive options, or
     * materially increase the benefits accruing to participants under the 1993 Plan.

     The 1993 Plan will terminate upon the earlier of:

     *    January 19, 2013, or
     * the date on which all shares available for issuance under the 1993 Plan have been issued upon the exercise of options granted under the 1993 Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the effect of U.S. federal income tax laws upon nonstatutory stock options granted under the 1993 Plan based on U.S. federal income tax laws in effect on the date of this proxy statement.

     With respect to non-statutory stock options:

     * No income is recognized by the optionee at the time the option is granted.
     * Generally, at the exercise of a non-statutory stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and Microchip is entitled to a tax deduction in the same amount, and
     * Upon disposition of the shares, any gain or loss is treated as long-term or short-term capital gain or loss, depending on the holding period.
     * In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.

PLAN BENEFITS

     The grant of options under the 1993 Plan, including grants to the CEO and the four other most highly compensated executive officers, is discretionary. As of the date of this proxy statement, there has been no determination with respect to future awards under the 1993 Plan. Accordingly, the amount of any future discretionary awards is not determinable.

     The future award of options under the Automatic Option Grant Program to non-employee Directors is subject to the (re)election of such individuals as directors and the fair market value of the common stock on the first business day of the month in which such directors is (re)elected.

     The following table sets forth information with respect to the grant of options during the fiscal year ended March 31, 2002 to: (a) non-employee directors, (b) the CEO and the four other most highly compensated executive officers named in this proxy statement, (c) all current executive officers as a group, and (d) all other employees as a group:

                              AMENDED PLAN BENEFITS
                           1993 STOCK OPTION PLAN (1)

                                                                              NUMBER OF
                                                                           SHARES SUBJECT
                                                                             TO OPTIONS
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION                         GRANTED (#)     GRANT PRICE(2)
----------------------------------------------------                         -----------     --------------
Steve Sanghi
Chairman, President and Chief Executive Officer..........................       267,557         $ 16.74

Timothy B. Billington,
Vice President, Manufacturing and Technology Group ......................        56,193           16.57

Mitchell R. Little
Vice President, Worldwide Sales and Applications.........................        53,499           16.50

Gordon W. Parnell
Vice President, Chief Financial Officer..................................        45,609           16.47

David S. Lambert
Vice President, Fab Operations...........................................        44,946           16.45

All current executive officers as a group (6 people) ....................       507,608           16.62

All current directors who are not executive officers as a group
(4 people)...............................................................        30,000           24.70

All other employees as a group...........................................     4,168,846           16.91

----------
(1) See also the table under "Option Grants in Last Fiscal Year," at page 25 above.
(2)  Represents the weighted average per share grant price.

PROXY                                                                      PROXY

         MICROCHIP TECHNOLOGY INCORPORATED
[LOGO]   2355 WEST CHANDLER BLVD
         CHANDLER, AZ  85224

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                             2002 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

     I (whether one or more of us) appoint Steve Sanghi and Gordon W. Parnell, and each of them, each with full power of substitution, to be my Proxies. The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the 2002 Annual Meeting of Stockholders of Microchip Technology Incorporated. The meeting is scheduled for August 16, 2002, at 9:00 a.m., local time, at the company's facilities at 2355 West Chandler Boulevard, Chandler, Arizona, but this Proxy includes any adjournment(s) of that meeting. The Proxies may vote on my behalf as if I were personally present at the meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK; FOR THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO ADD ADDITIONAL SHARES; FOR THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN TO (A) INCREASE THE ANNUAL AUTOMATIC GRANT TO NON-EMPLOYEE DIRECTORS FROM 5,000 TO 6,000 SHARES OF COMMON STOCK AND INCREASE THE INITIAL AUTOMATIC GRANT TO NON-EMPLOYEE DIRECTORS FROM 10,000 TO 12,000 SHARES OF COMMON STOCK, AND (B) TO PROVIDE FOR A ONE-TIME SPECIAL OPTION GRANT OF 3,000 SHARES OF COMMON STOCK TO THE NON-EMPLOYEE MEMBERS OF OUR BOARD OF DIRECTORS; FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2003; AND AS MY PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. ALL PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS.

     IF VOTING BY MAIL, PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dear Stockholder,

     Microchip offers our stockholders the opportunity to access future proxy statements, annual reports and other stockholder communications electronically through the Internet instead of receiving paper copies in the mail. This reduces our costs as we can reduce the number of such materials we must print and mail. PLEASE NOTE THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET SERVICE PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER. To choose this option, please check the box under the signature block of the proxy card and mail in your proxy card.

     We also request that you notify us if you are receiving multiple copies of our proxy statement and annual report at your household. You can do so by checking the box under the signature block of the proxy card and mailing in your proxy card. If you do so, we can reduce the number of these materials we must print and mail.

                             YOUR VOTE IS IMPORTANT!

       Thank you in advance for participating in our 2002 annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND 6

1. Election of directors:  01 Steve Sanghi              04 Matthew W. Chapman   [ ] Vote FOR       [ ] Vote WITHHELD
                           02 Albert J. Hugo-Martinez   05 Wade F. Meyercord        all nominees       from all nominees
                           03 L. B. Day

                                                                                ________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        |                                        |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)       |________________________________________|

2.   Proposal to amend our Certificate of Incorporation to increase the authorized shares of common stock from 300 Million to 450
     Million.                                                                   [ ]  For     [ ]  Against    [ ]  Abstain

3.   Proposal to amend the Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Purchase
     Plan by 500,000 shares.                                                    [ ]  For     [ ]  Against    [ ]  Abstain

4.   Proposal to amend the 1993 Stock Option Plan to increase the annual automatic grant to non-employee directors from 5,000 shares to 6,000 shares and the initial grant from 10,000 shares
     to 12,000 shares.                                                          [ ]  For     [ ]  Against    [ ]  Abstain

5.   Proposal to amend the 1993 Stock Option Plan to provide for a special one time option grant to non-employee directors of 3,000
     shares of common stock.                                                    [ ]  For     [ ]  Against    [ ]  Abstain

6.   Proposal to ratify the appointment of Ernst & Young LLP as our
     independent Auditors for the fiscal year ending March 31, 2003.            [ ]  For     [ ]  Against    [ ]  Abstain

[ ]  Multiple stockholder publications. Please check here to stop mailing of stockholder publications for this account, since
     multiple copies come to this address.                                      Date ____________________________________

[ ]  Yes, I have access to the world wide web and by checking this box           ________________________________________
     I elect to obtain all future proxy statements, annual reports and          |                                        |
     other stockholder communications by accessing the electronic form          |________________________________________|
     made available on the Internet instead of having paper copies delivered to me by mail.

     Address Change? Mark Box  [ ]  Indicate changes below:                     Signature(s) in Box

                                                                                (Please sign exactly as name appears. When shares
                                                                                are held by joint tenants, both should sign. When
                                                                                signing as attorney, executor, administrator,
                                                                                trustee or guardian, please give full title as
                                                                                such. If a corporation, partnership or other
                                                                                entity, please sign in the entity's full name by
                                                                                an authorized officer. Please date the proxy.)

[MICROCHIP LOGO]

           IMPORTANT INFORMATION FOR STOCKHOLDERS OF RECORD
                     OF MICROCHIP TECHNOLOGY INC.

================================================================================

     The 2002 proxy statement and Annual Report are available for viewing on Microchip's Internet site at http://www.microchip.com.

          RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY & SAVE A TREE!

     Although you received your proxy materials by mail this year, you can choose to receive next year's proxy materials (annual report and proxy statement) electronically via e-mail. By choosing to become one of Microchip's future electronic recipients, you help support us in our effort to conserve valuable worldwide natural resources. At the same time, you will help Microchip control escalating printing and postage costs.

     THERE ARE TWO EASY WAYS TO CHOOSE THE ELECTRONIC DELIVERY OPTION:

          1)   Mark the appropriate consent box on your proxy card.

          2)   Go directly to the consent website at
               http://www.econsent.com/MCHP and follow the instructions online.

     If you choose the option of electronic delivery of proxy materials via the Internet, you will receive a proxy card by mail before the annual shareholders meeting next year, with instructions containing the Internet address to view those materials.

     Your choice of electronic delivery will remain in effect until you contact us and instruct us otherwise. You do not have to re-elect Internet access each year.

[GRAPHIC OF TREE IS OVERPRINTED BY THIS COPY]

[RECYCLE LOGO] Printed on recycled paper.

                       VOTE BY TELEPHONE OR THE INTERNET

                        IT'S QUICK, EASY AND IMMEDIATE!

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Vote Instruction Form.

    VOTE BY PHONE                                          VOTE BY INTERNET

                         You will be asked to enter the
                        Control Number found on the Vote
                               Instruction Form.

          OPTION 1                                      OPTION 2
Vote as the Board of Directors           Choose to vote on each item separately.
recommends on ALL Proposals.             Follow the easy instructions.

IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL THE VOTE INSTRUCTION FORM.

CALL IN                                  LOG ON
FROM A TOUCH-TONE TELEPHONE...           TO THE WORLD WIDE WEB...
TOLL-FREE NUMBER FOUND ON YOUR VOTE      WWW.PROXYVOTE.COM
INSTRUCTION FORM

                 Your vote is important. Thank you for voting.


INTRODUCING...

AN ELECTRONIC SOLUTION FOR REDUCING PAPER FLOW TO YOUR HOME.

We need your consent to begin the electronic process and help the environment too!

You can enjoy the convenience of viewing annual reports, proxy statements and other shareholder communications on-line. With your consent, we can begin the notification process.

The first step to this easy process is to provide us with your e-mail address after voting at www.proxyvote.com. You will be notified by e-mail when these materials are available on the Internet by following the easy directions below.

ACT NOW! IT'S FAST AND EASY...

This is all you have to do:

> Log onto the Internet at www.proxyvote.com
> Enter your Control Number found by your name on the enclosed Vote Instruction
  Form
> Vote your shares
> Enter your e-mail address
> Enter a PIN (Personal Identification Number) of your choice - we suggest the last four digits of your Social Security Number

                               www.proxyvote.com

               VOTING IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.